Exhibit 4.1b

QWEST CORPORATION,

LUMEN TECHNOLOGIES, INC.,

AS GUARANTOR,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF [•], 2026

TO INDENTURE DATED [•], 2026

$[•] 6.500% Notes due 2051

$[•] 6.750% Notes due 2052

i

ii

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is entered into as of [•], 2026 among Qwest Corporation, a Colorado corporation (the “Company”), Lumen Technologies, Inc., a Louisiana corporation, as guarantor (the “Guarantor”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company has delivered to the Trustee an Indenture, dated as of [•], 2026 (the “Base Indenture”), providing for the issuance by the Company from time to time of Securities in one or more Series;

WHEREAS, Section 301 of the Base Indenture provides for various matters with respect to any Series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture;

WHEREAS, each of the Company and the Guarantor desires to execute this First Supplemental Indenture to establish the form and to provide for the issuance of a Series of the Company’s senior notes designated as 6.500% Notes due 2051 (the “2051 Notes”) in an initial aggregate principal amount of $[•] and a Series of the Company’s senior notes designated as 6.750% Notes due 2052 (the “2052 Notes” and together with the 2051 Notes, the “Notes”) in an initial aggregate principal amount of $[•];

WHEREAS, all of the conditions and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

THEREFORE, for and in consideration of the premises and the purchase of the Series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities of such Series, as follows:

ARTICLE I.

RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.1 Relation to Base Indenture.

This First Supplemental Indenture constitutes an integral part of the Base Indenture. Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the applicable series of the Notes and the Trustee and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the applicable series of the Notes.

Section 1.2 Definitions.

For all purposes of this First Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)	Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture; and

(b)

All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this First Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under the Indenture in accordance with Sections 2.5 hereof, as part of the same series as the applicable Series of the Initial Notes.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Authentication Order” means a Company Order to the Trustee to authenticate and deliver the Notes, signed by an Officer.

“Business Day” means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership or limited liability company interests, whether general or limited, in the equity of such Person, outstanding as of any date, including all options, warrants or other rights issued by such Person to purchase Capital Stock of such Person.

“Clearstream” means Clearstream Banking, S.A.

“Company Order” means a written order signed in the name of the Company by an Officer.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 3.2, substantially in the form of Exhibit A, Exhibit B, or Exhibit C hereto, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes, The Depository Trust Company and any successor thereto.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Global Note Legend” means the legend set forth in Section 3.2(f)(1), which is required to be placed on all Global Notes issued under the Indenture.

“Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A, Exhibit B, or Exhibit C hereto, as applicable, and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with the Indenture.

“Holders” shall have the meaning ascribed thereto in Section 2.02.

“Indenture” means the Base Indenture, as supplemented by this First Supplemental Indenture, and as further supplemented, amended or restated.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2051 Notes” means the first $[•] aggregate principal amount of 2051 Notes issued under this First Supplemental Indenture on the date hereof.

“Initial 2052 Notes” means the first $[•] aggregate principal amount of 2052 Notes issued under this First Supplemental Indenture on the date hereof.

“Initial Notes” means the Initial 2051 Notes and the Initial 2052 Notes.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

“Note Guarantee” means the Guarantee by the Guarantor of the Company’s obligations under the Indenture with respect to the applicable series of the Notes and under the applicable series of the Notes, as provided in this First Supplemental Indenture.

“Notes” has the meaning assigned to it in the preamble to this First Supplemental Indenture. The Initial Notes of a series and the Additional Notes of such series shall be treated as a single class for all purposes under the Indenture, and unless the context otherwise requires, all references to the Notes of a series shall include the Initial Notes of such series and any Additional Notes of such series.

“Officer” means the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any Guarantor, as applicable.

“Officer’s Certificate” of any person means a certificate signed by the Chairman of the Board of Directors of such person, a Vice Chairman of the Board of Directors of such person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such person and delivered to the Trustee, which shall comply with the Indenture.

“Opinion of Counsel” means a written opinion of legal counsel. The counsel may be an employee of or counsel to the Company. The opinion may contain customary limitations, conditions and exceptions.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Liens”:

(a)

liens to secure any modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement (or successive refinancing, refunding, restatement, exchange, extensions, renewals or replacements) as a whole, or in part, of any indebtedness secured by any lien permitted by this definition of “Permitted Liens” (including any accrued but unpaid interest thereon and any dividend, premium (including tender premiums), defeasance costs, underwriting discounts and any fees, costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such modification, refinancing, refunding, restatement, exchange, extension, renewal or replacement); provided, however, that:

(i)

the new lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original lien arose, could secure the original lien (plus improvements and accessions to such property and assets and proceeds or distributions of such property and assets and improvements and accessions thereto); and

(ii)

the indebtedness secured by the new lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (y) an amount necessary to pay accrued and unpaid interest, any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(b)

liens upon property (including capital stock) hereafter acquired by the Company or liens on such property at the time of the acquisition thereof, or conditional sales agreements or title retention agreements with respect to any such property, or to secure the payment of all or any part of the purchase price or construction or improvement cost thereof or to secure any indebtedness incurred prior to, at the time of, or within 12 months after the later of the acquisition of such property or the completion of any such construction or improvement for the purpose of financing all or any part of the purchase price or construction or improvement cost thereof;

(c)

liens on the stock of a corporation that, when such liens arise, concurrently becomes the Company’s subsidiary, or liens on all or substantially all of the assets of a corporation arising in connection with the Company’s purchase thereof;

(d)	indebtedness assumed by the Company in connection with any consolidations, mergers, sales or conveyances; or

(e)	liens on cash, cash equivalents or securities that secure any obligations with respect to letters of credit or similar arrangements; or

(f)	liens securing indebtedness for borrowed money outstanding or committed as of the issue date of the Notes.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Record Date” shall have the meaning ascribed thereto in Section 2.4.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 4.1, the date fixed for such redemption in accordance with the provisions of Section 4.1.

“Redemption Price” shall have the meaning ascribed hereto in Section 4.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Subsidiary” means, with respect to any Person, a corporation, partnership, trust, joint venture, limited liability company or other entity the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person and which is required to be consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

“Uniform Fraudulent Conveyance Act” means any applicable federal, provincial or state fraudulent conveyance legislation and any successor legislation.

“Uniform Fraudulent Transfer Act” means any applicable federal, provincial or state fraudulent transfer legislation and any successor legislation.

ARTICLE II.

TERMS OF THE SECURITIES

Section 2.1 Title of the Securities.

There shall be two Series of Securities: (i) one designated the “6.500% Notes due 2051” and (ii) one designated the “6.750% Notes due 2052.”

Section 2.2 Limitation on Initial Aggregate Principal Amount; Further Issuances.

The aggregate principal amount of the 2051 Notes initially shall be limited to $[•] and the aggregate principal amount of the 2052 Notes initially shall be limited to $[•]. The Company may, without notice to or consent of Holders, issue Additional Notes from time to time in the future in an unlimited principal amount, subject to compliance with the terms of the Indenture.

Nothing contained in this Section 2.2 or elsewhere in this First Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 303, 304, 305, 306 and 1107 of the Base Indenture.

Section 2.3 Interest and Interest Rates; Stated Maturity of Notes.

(a) The 2051 Notes shall bear interest at the rate of 6.500% per year and the 2052 Notes shall bear the interest at the rate of 6.750%, in each case from and including [•], 2026. Interest on the 2051 Notes shall be payable quarterly in arrears on March 1, June 1, September 1 and December 1, commencing on September 1, 2026 (each, a “2051 Interest Payment Date”), to the persons in whose names the applicable 2051 Notes are registered in the Security Register applicable to the 2051 Notes at the close of business on the immediately preceding February 15, May 15, August 15 or November 15, respectively, prior to the applicable 2051 Notes Interest Payment Date regardless of whether such day is a Business Day (each, a “2051 Record Date”). Interest on the 2052 Notes shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15, commencing on September 15, 2026 (each, a “2052 Notes Interest Payment Date,” together with each 2051 Interest Payment Date, an “Interest Payment Date”), to the Persons in whose names the applicable 2052 Notes are registered in the Security Register applicable to the 2052 Notes at the close of business on the immediately preceding March 1, June 1, September 1 and December 1, respectively, prior to the applicable 2052 Interest Payment Date regardless of whether such day is a Business Day (each, a “2052 Record Date” and together with each 2051 Record Date, each a “Record Date”). Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b) If any Interest Payment Date, Stated Maturity or Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that Interest Payment Date, Stated Maturity or Redemption Date, as the case may be, until the next Business Day.

(c) The Stated Maturity of the 2051 Notes shall be September 1, 2051. The Stated Maturity of the 2052 Notes shall be June 15, 2052.

Section 2.4 Currency.

Principal and interest on the Notes shall be payable in U.S. Dollars.

Section 2.5 Additional Notes.

The Company will be entitled, pursuant to a supplemental indenture and without the consent of any Holders of the applicable series of the Notes, upon delivery of an Officer’s Certificate, Opinion of Counsel and Authentication Order to the Trustee, to issue Additional Notes of such applicable series of Notes under the Indenture that will have identical terms to the applicable series of Initial Notes issued on the date of the Indenture other than with respect to the date of issuance, issue price, interest accrued prior to the date of issuance of the Additional Notes, and, if applicable, the initial applicable Interest Payment Date; provided, however, that if such Additional Notes will not be fungible with the Initial Notes of such series for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. Such Additional Notes will rank equally and ratably in right of payment and will be treated as a single series with the Initial Notes of such series for all purposes under the Indenture.

With respect to any Additional Notes, the Company will set forth in a Board Resolution of the Company and an Officer’s Certificate, a copy of each of which will be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(b) the issue price, the issue date and the CUSIP number of such Additional Notes.

Section 2.6 Redemption.

The Notes may be redeemed at the option of the Company prior to the Stated Maturity as provided in Article IV.

Section 2.7 No Sinking Fund.

The provisions of Article XII of the Base Indenture shall not be applicable to the Notes.

Section 2.8 Registrar and Paying Agent.

The Trustee shall initially serve as Registrar and Paying Agent for the Notes.

Section 2.9 Denominations.

The 2051 Notes shall be issuable in denominations of (a) $1 and any integral multiple of $1 in excess thereof or (b) $25 and any integral multiple of $25 in excess thereof, each in the form as set forth in Article III hereto, but shall be treated as a single class for all purposes under the Indenture.

The 2052 Notes shall be issuable in denominations of $25 and any integral multiple of $25 in excess thereof in the form set forth in Article III hereto.

ARTICLE III.

FORM OF THE SECURITIES

Section 3.1 Global Form.

Each of the Notes shall initially be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary or its nominee, as the case may be, subject to Sections 202 and 305 of the Base Indenture. So long as the Depositary, or its nominee, is the registered owner of the Global Note, the Depositary or its nominee, as the case may be, will be considered the sole Holder of the respective Notes represented by the Global Note for all purposes under the Indenture.

Each of the Notes shall not be issuable in definitive form except as provided in Section 3.2(a) of this First Supplemental Indenture. The 2051 Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit A-3 or B-3, as applicable, hereto. The 2051 Notes shall be issuable in the form attached as Exhibit A or Exhibit B hereto. The 2052 Notes and the Trustee’s certificate of authentication shall be substantially in the form attached as Exhibit C-3 hereto. The 2052 Notes shall be issuable in the form attached as Exhibit C hereto. The Company shall execute and the Trustee shall, in accordance with Section 303 of the Base Indenture, authenticate and hold each Global Note as custodian for the Depositary. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar or the custodian, at the direction of the Trustee. The terms and provisions contained in the form of Note attached as Exhibits A, B and C hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Participants of the Depositary shall have no rights either under the Indenture or with respect to the Global Notes. The Depositary or its nominee, as applicable, may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner and Holder of such Global Notes for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as applicable, or impair, as between the Depositary and its participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

Section 3.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary with respect to such Global Note to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of the notification to the Company or of the Company becoming aware of the Depositary ceasing to be so registered;

(2) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Note shall be so exchangeable; or

(3) there shall have occurred and be continuing an Event of Default with respect to the Global Note.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304, 305 and 306 of the Base Indenture. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 3.2 or Section 304, 305 and 306 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 3.2(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 3.2(b) or (c).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.2(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.2(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

both:

(C) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(D) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (b)(1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this First Supplemental Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.2(g).

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 3.2(b)(2) and written notice to the Trustee, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.2(g) hereof, and the Company will execute and, upon the receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.2(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to the previous sentence at a time when a Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 3.2, the Trustee will authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon the written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.2(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.2(e). A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon receipt of a written request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legend.

Each Global Note issued under the Indenture, unless specifically stated otherwise in the applicable provisions of the Indenture, will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF QWEST CORPORATION, AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A

NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 309 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 304 and 305 of the Base Indenture).

(3) [Reserved]

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Company will be required:

(A) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business fifteen days before any selection of Notes for redemption under Article IV and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed; or

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 3.1 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 3.2 to effect a registration of transfer or exchange may be submitted by facsimile.

(i) In connection with any proposed transfer outside the book-entry system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

(j) None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of optional redemption) or the payment of any amount, under or with respect to such Notes.

ARTICLE IV.

REDEMPTION OF NOTES

The provisions of Article XI of the Base Indenture, as supplemented by the provisions of this First Supplemental Indenture, shall apply to the Notes.

Section 4.1 Optional Redemption of Notes.

(a) At any time and from time to time, the Company may redeem the 2051 Notes or 2052 Notes, at its option, in whole or in part, at any time, at a Redemption Price equal to 100% of the principal amount of the 2051 Notes or 2052 Notes, respectively, being redeemed plus accrued and unpaid interest on the 2051 Notes or 2052 Notes, respectively, to be redeemed to, but not including, the applicable redemption date.

(b) Unless the Company defaults in payment of the Redemption Price, on and after any redemption date interest will cease to accrue on the applicable Notes or the portions thereof called for redemption.

(c) The Company and its affiliates may acquire any series of Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, so long as such acquisition does not otherwise violate the terms of the Base Indenture.

ARTICLE V.

GUARANTEE

Section 5.1 Note Guarantee.

(a) Subject to this Article 5, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(1) the principal of, premium, if any, and interest, if any, on the respective Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, irrespective of the validity and enforceability of the Indenture, the respective Notes or the obligations of the Company under the Indenture (as it relates to the respective Notes) or the respective Notes, and interest, if any, on, the respective Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the respective Notes will be promptly paid in full or performed, all in accordance with the terms under the Indenture or the respective Notes; and

(2) in case of any extension of time of payment or renewal of any applicable series of Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantor hereby agrees that its obligations under the Indenture and the Notes are full and unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the respective Notes, the absence of any action to enforce the same, any waiver or consent by any Holder of the respective Notes with respect to any provisions of the Indenture or the respective Notes, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby agrees that in the event of a default in payment of the principal of or interest on the respective Notes entitled to the Guarantee, whether at the Stated Maturity or upon acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 507 of the Base Indenture, by the Holders, on the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce the Guarantee without first proceeding against the Company. The Guarantor hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (iii) covenants that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and the Notes.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V of the Base Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article V of the Base Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee.

Section 5.2 Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 5.1, the Guarantor hereby agrees that this First Supplemental Indenture will be executed on its behalf by one of its Officers. If an Officer whose signature is on this First Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this First Supplemental Indenture on behalf of the Guarantor.

Section 5.3 Limitation of Guarantor’s Liability.

The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

Section 5.4 Application of Certain Terms and Provisions to the Guarantor.

(a) For purposes of any provision of the Indenture which provides for the delivery by the Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.2 shall apply to the Guarantor as if references therein to the Company or the Guarantor, as applicable, were references to the Guarantor.

(b) Upon any demand, request or application by the Guarantor to the Trustee to take any action under the Indenture, the Guarantor shall furnish to the Trustee such Officer’s Certificate and Opinion of Counsel as are required in Section 102 of the Base Indenture as if all references therein to the Company were references to the Guarantor.

Section 5.5 Release of Guarantees

The Note Guarantee shall be automatically and unconditionally released:

(a) upon consummation of any transaction resulting in the Guarantor ceasing to constitute a direct or indirect parent of the Company; or

(b) if the Company exercises the legal defeasance option or covenant defeasance option or effects a satisfaction and discharge of this Indenture in accordance with the provisions described in this Indenture.

ARTICLE VI.

ADDITIONAL COVENANTS

The covenants set forth in Article X of the Base Indenture and the following additional covenants shall apply with respect to each series of Notes so long as any Notes of such series remain outstanding:

Section 6.1 Limitation on Liens.

The Company will not, while any of the Notes remain outstanding, create or suffer to exist any mortgage, lien, pledge, security interest or other encumbrance (which the Company collectively refers to below as liens) upon its property, whether now owned or hereafter acquired, securing indebtedness for borrowed money, except Permitted Liens, unless the Company shall secure the Notes then outstanding by such lien equally and ratably with the other indebtedness for borrowed money thereby secured. Any lien created for the benefit of the Notes pursuant to this Section 6.1 is required to provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the lien that gave rise to such lien created for the benefit of the holders of the Notes.

For purposes of determining compliance with this Section 6.1, (x) a lien need not be incurred solely by reference to one category of Permitted Liens, but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such lien (or any portion thereof) in any manner that complies with this Section 6.1.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.1 No Recourse Against Others.

This Section 7.1 shall replace Section 114 of the Base Indenture with respect to the Notes only.

Except as otherwise expressly provided in Article V of this First Supplemental Indenture, no recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on any series of the Notes, or for any claim based thereon, or upon any obligation, covenant or agreement of this First Supplemental Indenture or in any series of Notes, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Guarantor, the Company or any successor corporation of the Guarantor or the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that this First Supplemental Indenture and any series of Notes are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, shareholder, officer or director, past, present or future, of the Guarantor, the Company or of any successor corporation of the Guarantor, the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this First Supplemental Indenture or in any series of the Notes, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this First Supplemental Indenture and the issuance of the Notes.

Section 7.2 Trust Indenture Act Controls.

If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this First Supplemental Indenture by the TIA, such required or deemed provision shall control.

Section 7.3 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE BASE INDENTURE, FIRST SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.4 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 7.5 Successors.

All agreements of the Company and the Guarantor in this First Supplemental Indenture and the Notes shall bind their respective successors.

All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

Section 7.6 Severability.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7.7 Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 7.8 Ratifications.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this First Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 7.9 Effectiveness.

The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 7.10 The Trustee.

The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution thereof by the Company. The recitals contained herein shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), excluding any creditor relationship listed in TIA Section 311(b), the Trustee shall be subject to the provisions of the TIA regarding the collection of the claims against the Company (or any such other obligor). If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

QWEST CORPORATION, as the Company

By:
Name:
Title:

LUMEN TECHNOLOGIES, INC., as the Guarantor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as the Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture]

EXHIBIT A

QWEST CORPORATION

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF QWEST CORPORATION, AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

QWEST CORPORATION

6.500% NOTES DUE 2051

Certificate No. [    ]

CUSIP No.: [    ]

ISIN: [    ]

$[    ]

Exhibit A-1

Qwest Corporation, a Colorado corporation (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [  ] MILLION DOLLARS ($[    ])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on September 1, 2051 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest quarterly in arrears on March 1, June 1, September 1 and December 1, commencing on September 1, 2026 to the Holder in whose name the Note is registered in the security register on the preceding February 15, May 15, August 15 or November 15, whether or not a Business Day, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•], 2026. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the person entitled thereto as it appears in the security register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [•], 2026

QWEST CORPORATION

By:

Name: Title:

Exhibit A-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture. : [    ], 20[ ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit A-3

[FORM OF REVERSE SIDE OF NOTE]

QWEST CORPORATION

6.500% NOTES DUE 2051

This Note is one of a duly authorized issue of Securities of the Company, designated as its 6.500% Notes due 2051 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of [•], 2026 (herein called the “Base Indenture”), among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of [•], 2026 (herein called the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 901 of the Base Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•], 2026. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $25 principal amount and any multiple of $25. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1 of the First Supplemental Indenture.

Exhibit A-4

The Notes are not subject to redemption through the operation of any sinking fund.

The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article V of the First Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee.

Except as otherwise expressly provided in Article V of the First Supplemental Indenture, no recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Guarantor, the Company or any successor corporation of the Guarantor or the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that the Indenture and this Note are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, shareholder, officer or director, past, present or future, of the Guarantor, the Company or of any successor corporation of the Guarantor, the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in this Note, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Note.

Exhibit A-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This Schedule should be included only if the Note is issued in global form.

Exhibit A-7

EXHIBIT B

QWEST CORPORATION

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF QWEST CORPORATION, AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

QWEST CORPORATION

6.500% NOTES DUE 2051

Certificate No. [    ]

CUSIP No.: [    ]

ISIN: [    ]

$[    ]

Exhibit B-1

Qwest Corporation, a Colorado corporation (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [  ] MILLION DOLLARS ($[    ])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on September 1, 2051 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest quarterly in arrears on March 1, June 1, September 1 and December 1, commencing on September 1, 2026 to the Holder in whose name the Note is registered in the security register on the preceding February 15, May 15, August 15 or November 15, whether or not a Business Day, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•], 2026. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the person entitled thereto as it appears in the security register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [•], 2026

QWEST CORPORATION

By:

Name: Title:

Exhibit B-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture. : [    ], 20[ ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit B-3

[FORM OF REVERSE SIDE OF NOTE]

QWEST CORPORATION

6.500% NOTES DUE 2051

This Note is one of a duly authorized issue of Securities of the Company, designated as its 6.500% Notes due 2051 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of [•], 2026 (herein called the “Base Indenture”), among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of [•], 2026 (herein called the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 901 of the Base Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•], 2026. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $1 principal amount and any multiple of $1. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1 of the First Supplemental Indenture.

Exhibit B-4

The Notes are not subject to redemption through the operation of any sinking fund.

The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article V of the First Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee.

Except as otherwise expressly provided in Article V of the First Supplemental Indenture, no recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Guarantor, the Company or any successor corporation of the Guarantor or the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that the Indenture and this Note are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, shareholder, officer or director, past, present or future, of the Guarantor, the Company or of any successor corporation of the Guarantor, the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in this Note, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Note.

Exhibit B-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee‡:

‡	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit B-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE §

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

§	This Schedule should be included only if the Note is issued in global form.

Exhibit B-7

EXHIBIT C

QWEST CORPORATION

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 3.2 OF THE FIRST SUPPLEMENTAL INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.2(a) OF THE FIRST SUPPLEMENTAL INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF QWEST CORPORATION, AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

QWEST CORPORATION

6.750% NOTES DUE 2052

Certificate No. [  ]

CUSIP No.: [  ]

ISIN: [  ]

$[  ]

Exhibit C-1

Qwest Corporation, a Colorado corporation (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [  ] MILLION DOLLARS ($[  ])[, or such lesser amount as is set forth in the Schedule of Exchanges of Interests in the Global Note on the other side of this Note,] on September 1, 2052 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest quarterly in arrears on March 15, June 15, September 15 and December 15, commencing on September 1, 2026 to the Holder in whose name the Note is registered in the security register on the preceding March 1, June 1, September 1 and December 1, whether or not a Business Day, as the case may be, in accordance with the terms of the Indenture. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•], 2026. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the person entitled thereto as it appears in the security register; provided, however, that a Holder of any Notes in certificated form in the aggregate principal amount of more than $2,000,000 may specify by written notice to the Company (with a copy to the Trustee) that it pay interest by wire transfer of immediately available funds to the account specified by the Holder in such notice, or on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [•], 2026

QWEST CORPORATION

By:
Name:
Title:

Exhibit C-2

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture. : [    ], 20[ ]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Exhibit C-3

[FORM OF REVERSE SIDE OF NOTE]

QWEST CORPORATION

6.750% NOTES DUE 2052

This Note is one of a duly authorized issue of Securities of the Company, designated as its 6.750% Notes due 2052 (herein called the “Notes”), issued under and pursuant to an Indenture dated as of [•], 2026 (herein called the “Base Indenture”), among the Company, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of [•], 2026 (herein called the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Capitalized terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 901 of the Base Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency prescribed herein and in the Indenture.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [•], 2026. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $25 principal amount and any multiple of $25. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Company shall have the right to redeem the Notes under certain circumstances as set forth in Section 4.1 of the First Supplemental Indenture.

Exhibit C-4

The Notes are not subject to redemption through the operation of any sinking fund.

The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article V of the First Supplemental Indenture and reference is hereby made to such Indenture for the precise terms of the Note Guarantee.

Except as otherwise expressly provided in Article V of the First Supplemental Indenture, no recourse shall be had for the payment of principal of, or premium, if any, or interest, if any, on this Note, or for any claim based hereon, or upon any obligation, covenant or agreement of the Company in the Indenture or in any Note, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Guarantor, the Company or any successor corporation of the Guarantor or the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; it being expressly agreed and understood that the Indenture and this Note are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, shareholder, officer or director, past, present or future, of the Guarantor, the Company or of any successor corporation of the Guarantor, the Company, either directly or indirectly through the Guarantor, the Company or any successor corporation of the Guarantor or the Company, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in this Note, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Note.

Exhibit C-5

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee**:

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit C-6

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount at maturity of this Global Note	Amount of increase in principal amount at maturity of this Global Note	Principal amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This Schedule should be included only if the Note is issued in global form.

Exhibit C-7